EXHIBIT 5 and 23.3

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

Telephone (616) 752-2000
Fax (616) 752-2500

STEPHEN C. WATERBURY

          (616) 752-2137
   Direct Fax (616) 222-2137
       swaterbury@wnj.com

September 12, 2003

Manatron, Inc.
510 East Milham Avenue
Portage, Michigan 49002

Re:	Registration Statement on Form S-8 Manatron, Inc. Stock Option and Restricted Stock Plan of 2003 (the "Plan")

                    We represent Manatron, Inc., a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (the "Act"), to register 200,000 shares of the Company's common stock ("Common Stock").

                    As counsel for the Company, we are familiar with its Restated Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                    On the basis of the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act, any and all shares of Common Stock that are the subject of the Registration Statement will, when issued in accordance with the Plan, be legally issued, fully paid and nonassessable.

                    These opinions are limited to the matters specifically referred to in the letter and are effective as of the date of this opinion. No expansion of our opinions may be made by implication or otherwise. This opinion is for use in connection with the Registration Statement and may not be relied on in connection with other matters.

Manatron, Inc.
September 12, 2003

__________________________

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Plan.

WARNER NORCROSS & JUDD LLP

By	/s/ Stephen C. Waterbury
Stephen C. Waterbury A Partner